NEITHER THIS DEBENTURE NOR THE UNDERLYING COMMON SHARES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THE CORPORATION WILL NOT TRANSFER THIS
DEBENTURE, OR ANY COMMON SHARES ISSUED PURSUANT TO ITS CONVERSION PROVISION, UNLESS (i) THERE IS AN EFFECTIVE REGISTRATION COVERING SUCH NOTE OR SHARES UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE STATE SECURITIES LAWS, (ii) IT FIRST RECEIVES AN OPINION FROM AN ATTORNEY, ACCEPTABLE TO THE CORPORATION, STATING THAT IN THE OPINION OF THE ATTORNEY THE PROPOSED TRANSFER IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND UNDER ALL APPLICABLE STATE SECURITIES LAWS, OR (iii) THE TRANSFER IS MADE PURSUANT TO RULE 144 UNDER THE SECURITIES ACT OF 1933.


                   CHARTER COMMUNICATIONS INTERNATIONAL, INC.
                              a Nevada corporation

                      FORM OF 18% CONVERTIBLE, SUBORDINATED
                               DEBENTURE DUE 2002


Section          Terms.    Charter  Communications  International, Inc, a Nevada
-------          -----
corporation ("Corporation"), which term includes any successor corporation, for value received, hereby promises to pay to _____________________________ ("Holder"), or subject to Section 14 herein the Holder's assigns, the principal amount of ___________________________ No/00 Dollars ($__________) on October 1,
2002, and on the 15th day of each January, April, July and October of each year beginning on January 15, 1998 to pay all accrued but as yet unpaid interest on such outstanding principal, accrued as of the previous quarter, until this Debenture has been paid in full or converted pursuant to Section 6 hereto. Interest on the outstanding principal amount hereof shall accrue at the rate of 18% per annum.

Section     Payments.  Payments of interest shall be made in lawful money of the
-------     --------
United States of America to Holder, by registered US mail on the payment date, as indicated in Section 1 hereof, or within ten (10) days thereof, at the address provided to the Corporation by the Holder, as it appears on this instrument below, or at such other addresses as sent by Holder to the Corporation.

Section     Default.  The  occurrence  of  one  or more of the following  events
-------     -------
shall  constitute  an  event  of  default:

     Continued nonpayment of the interest due on this debenture for more than forty-five (45) days beyond the payment date when due.

     The nonpayment of the principal of this debenture when the same shall have become due and payable.

     The entry of a decree or order by a court having jurisdiction in the premises adjudging the Corporation a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment, or composition of or in respect of the Corporation under the federal Bankruptcy Act or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, or trustee of the Corporation, or any substan-tial part if its property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

     The institution by the Corporation of proceedings to be adjudi-cated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the federal Bankruptcy Act or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, or trustee of the Corporation, or of any substantial part of its property, or the making by it of an assignment for the benefit of creditors, or the admission by it in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Corporation in furtherance of any such action.

Section     Acceleration.
-------     ------------

     At the option of the Holder, and upon demand, allprincipal and any unpaid interest shall become immediately due and payable upon a default as set forth in Section 3 above.

Section     Subordination.
-------     -------------

     The rights of the Holder under the terms of this debenture shall be subordinated to:

          the principal of, premium, if any, and accrued and unpaid interest (whether accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Corporation) on (i) any secured indebtedness of the Corporation for money borrowed, whether outstanding on the date of execution of this debenture or thereafter created, incurred or assumed, (ii) guarantees by the Corporation of any secured indebtedness for money borrowed by any other person, whether outstanding on the date of execution of this debenture or thereafter created, incurred or assumed, (iii) any secured indebtedness evidenced by notes, debentures, bonds or other instruments of indebtedness for the payment of which the Corporation is responsible or liable, by guarantees or otherwise, whether outstanding on the date of execution of this debenture or thereafter created, incurred or assumed, (iv) obligations of the Corporation under any agreement to lease, or lease of, any real or personal property, whether outstanding on the date of execution of this debenture or thereafter created, incurred or assumed;

          any other secured indebtedness, liability, or obligation, contingent or otherwise, of the Corporation and any guarantee, endorsement, or other contingent obligation in respect thereof, whether outstanding on the date of execution of this debenture or thereafter created, incurred or assumed; and

          modifications, renewals, extensions, and refundings of any such indebtedness, liabilities, or obligations; unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such indebtedness, liabilities, or obligations or such modification, renewal, extension, or refunding thereof, or the obligations of the Corporation pursuant to such a guarantee, are not superior in right of payment to the debentures.

     In the event that the assets of the Corporation are insufficient to satisfy this debenture and all other debentures issued contemporaneously by the Corporation, the available assets of the Corporation shall be distributed pro rata to all such Holders based on the total principal and interest then due to each such Holder.

     The rights of the Holder, under the terms of this debenture shall be superior to any obligation due any holder of the Common Stock of the Corporation arising solely out of the fact that such person is an owner of the Common Stock of the Corporation.

Section     Conversion  Privilege.
-------     ---------------------

     The Holder of this debenture shall have the right, at Holder's option at any time from the execution hereof until October 1, 2002, to convert the principal and accrued, but unpaid, interest of this deben-ture into shares of Common Stock of the Corporation ("Common Stock") at the per share price of One Dollar and Twenty Cents ($1.20) per share. The Holder must convert all of the principal and accrued, but unpaid, interest if any is converted. In order to convert, the Holder must surrender this debenture to the Corporation at the Corporation's principal offices and the Corporation shall, as promptly as practicable after the surrender, deliver to the Holder a certificate or certifi-cates representing the number of fully paid and nonassessable Common
Stock  of  the  Corporation  into  which  such  debenture  may  be  converted.

     No payment or adjustment shall be made upon any conversion with respect to any interest accrued on any debenture surrendered for conversion prior to an interest payment date or to any dividend on the Common Stock delivered upon conversion.

     The Corporation shall deliver cash in lieu of fractional shares of Common Stock.

Section     Call by Corporation.  Provided  that  this  debenture  has  not been
-------     -------------------
converted  pursuant  to  Section  6  hereof,  the  Corporation  may, at its sole discretion, call this debenture at any time after October 1, 1998, by the delivery of a notice of such call to the Holder hereof, if and only if, for twenty (20) out of thirty (30) consecutive trading days prior to such conversion, the average closing bid and ask price as quoted on the NASD Over-the-Counter Bulletin Board market or the closing price, if exchange traded, of the Corporation's stock is no less than $3.00 per share. Upon such call, the Holder shall have a fifteen (15) calendar days after delivery of the Corporation's notice pursuant hereto to convert the Holder's debenture pursuant to Section 6 hereof. Unless so converted, the Holder shall thereafter immediately deliver this debenture to the Corporation, and the Corporation shall pay the Holder upon delivery a sum equal to all outstanding principal and accrued, but unpaid, interest through the date of deliver of the notice from the Corporation.

Section     Corporation to Reserve Common Stock.  The Corporation covenants that
-------     -----------------------------------
it will at all times reserve and keep available, free from preemptive rights, out of the aggregate of its authorized but unissued Common Stock, or its issued Common Stock held in its treasury, or both, for the purpose of effecting conversions of debentures, the full number of Common Stock of then deliverable upon the conversion of all outstanding debentures not theretofore converted; and if at any time the number of authorized but unissued Common Stock shall not be sufficient to effect the conversion of all said outstanding debentures, the Corporation will take such corporate action as may in the opinion of its counsel be necessary to increase its authorized but unissued Common Stock to such number of shares as shall be sufficient for that purpose.

Section     Usury Laws.  Should the usury laws of any state be deemed applicable
-------     ----------
with respect to the debentures, the Corporation will not assert such laws as a defense.

Section     Assignment,  Exchange,  or  Loss  of  Debenture.
-------     -----------------------------------------------

     Subject to the restrictions contained herein, upon presentation and surrender of this debenture to the Corpo-ration at its principal office or at the office of its stock transfer agent, if any, with the assignment form annexed hereto duly executed and funds sufficient to pay any transfer tax, the Corpo-ration shall, without charge, execute and deliver a new debenture in the name of the assignee named in such instrument of assignment and this debenture shall promptly be canceled.

     This debenture is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Corporation at its principal office, or at the office of its stock transfer agent, if any, for other debentures of different denomina-tions entitling the Holder to purchase, in the aggregate, the same number of Shares purchasable hereunder.

     Upon receipt by the Corporation of evidence satisfactory to it of the loss, theft, destruction, or mutilation of this debenture, and (in the case of loss, theft, or destruction) of reasonably satisfactory indemnification, and (in the case of mutilation) upon surrender and cancellation of this debenture, the Corporation will execute and deliver a new debenture, which shall constitute an additional contractual obligation on the part of the Corporation, whether or not this debenture so lost, stolen, destroyed, or muti-lated shall be at any time enforceable by anyone.

Section     Rights of the Holder.  The Holder  shall  not,  by virtue hereof, be
-------     --------------------
entitled to any rights of a shareholder in the Corporation, either at law or equity. The rights of the Holder are limit-ed to those expressed in this debenture and are not enforceable against the Corporation except to the extent set forth herein.

Section     Anti-Dilution  Provisions.  The  number  and  kind  of  securities
-------     -------------------------
purchasable upon the conversion of this debenture shall be subject to adjustment from time to time as follows:

     In case the Corporation shall (i) pay a dividend or make a distribution on the outstanding Common Stock payable in Common Stock, (ii) subdivide the outstand-ing Common Stock into a greater number of shares, (iii) combine the outstanding Common Stock into a lesser number of shares, or (iv) issue by reclassification of the Common Stock any Common Stock of the Corporation, the Holder of this debenture shall thereafter be entitled, upon conversion, to receive the number and kind of shares which, if this debenture had been converted immediately prior to the happening of such event, the Holder would have owned upon such conversion and been entitled to receive upon such dividend, distribution, subdivision, combination, or reclassification. Such adjustment shall become effective on the day next following (x) the record date of such dividend or distribution or (y) the day upon which such subdivision, combination, or reclassification shall become effective.

     In case the Corporation shall consolidate or merge into or with another corporation, or in case the Corporation shall sell or convey to any other person or persons all or substantially all the property of the Corporation, the Holder of this debenture shall thereafter be entitled, upon conversion, to receive the kind and amount of shares, other securities, cash, and property receivable upon such consolidation, merger, sale, or conveyance by a holder of the number of Common Stock which might have been received upon conversion of this debenture immediately prior to such consolidation, merger, sale, or conveyance, and shall have no other conversion rights. In any such event, effective provision shall be made, in the certificate or articles of incorporation of the resulting or surviving corporation, in any contracts of sale and conveyance, or otherwise so that, so far as appropriate and as nearly as reasonably may be, the provisions set forth herein for the protection of the rights of the Holder of this debenture shall thereafter be made applicable.

     If at any time the Corporation is required to issue shares of its Common Stock in excess of the number of Common Stock then authorized, both the Corporation and the Holder shall cooperate in taking any and all steps necessary to increase the number of authorized Common Stock of the Corporation to effectuate the purposes of this Section 12.

     Irrespective of any adjustments in the number or kind of shares to be received upon conversion of this debenture, the form of debentures theretofore or thereafter issued may continue to express the number and kind of shares as are stated in this debenture.

Section     Officer's Certificate.  Whenever  the number  or  kind of securities
-------     ---------------------
purchasable upon conversion of this debenture shall be adjusted as required by the provisions of Section 12, the Corporation shall forthwith file with its Secretary or Assistant Secretary at its principal office, an officer's certificate showing the adjusted number of kind of securities purchasable upon conversion of this debenture determined as herein provided and setting forth in reasonable detail such facts as shall be necessary to show the reason for and the manner of computing such adjustments. Each such officer's certificate shall be made available at all reasonable times for inspection by the Holder and the Corporation shall, forthwith after each such adjustment, mail a copy of such certificate to the Holder.

Section     Restrictions on Transfer.  This  debenture  has  not been registered
-------     ------------------------
under the Securities Act of 1933. Neither this debenture, nor the Common Stock issued upon conversion hereof, may be assigned or transferred by any Holder unless (i) there is an effective registration covering the debenture or underlying Common Stock under the Securities Act of 1933 and applicable state securities laws, or (ii) the Corporation receives an opinion of an attorney, licensed to practice within the United States, that the transfer of the debenture, or underlying Common Stock, complies with the requirements of the Securities Act of 1933 and any relevant state securities law.

Section     Notices.  All notices and other communications required or permitted
-------     -------
under this debenture shall be validly given, made, or served if in writing and delivered personally or sent by registered mail, to the Corporation at the following address:

          Charter  Communications  International,  Inc.
          2839  Paces  Ferry  Road,  Suite  500
          Atlanta,  Georgia  30339
          Attn:  General  Counsel

All notices and other communications required or permitted under this debenture shall be validly given, made or served if in writing and delivered personally or sent by registered mail, to the Holder at the following address:

          ___________________
          ___________________
          ___________________


Section     Pronouns.  Any  masculine  personal  pronoun  shall be considered to
-------     --------
mean the corresponding feminine or neuter personal pro-noun, as the context requires.

Section     Law Governing.  This Agreement shall be governed by and construed in
-------     -------------
accordance  with  the  laws  of  the State of Georgia, United States of America.

Section     Titles and Captions.  All  section  titles  or captions contained in
-------     -------------------
this Agreement are for convenience only and shall not be deemed part of the context nor effect the interpretation of this Agreement.

Section     Computation of Time.  In  computing  any  period of time pursuant to
-------     -------------------
this Agreement, the day of the act, event or default from which the designated period of time begins to run shall be included, unless it is a Saturday, Sunday, or a legal holiday, in which event the period shall begin to run on the next day which is not a Saturday, Sunday, or legal holiday, in which event the period shall run until the end of the next day thereafter which is not a Saturday, Sunday, or legal holiday.

Section     Presumption.  This  Agreement  or  any section  thereof shall not be
-------     -----------
construed against any party due to the fact that said Agreement or any section thereof was drafted by said party.

Section     Further Action.  The  parties  hereto  shall execute and deliver all
-------     --------------
documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.

Section     Parties in Interest.  Nothing herein shall be construed to be to the
-------     -------------------
benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

Section     Arbitration.  In the event any dispute arises between the parties as
-------     -----------
to the amount or responsibility for any and all losses, damages, costs, expenses, or other liabilities, the parties agree to arbitrate such dispute in Atlanta, Georgia, in accordance with the Rules of the American Arbitration Association then existing, and the expenses of the prevailing party (including legal expenses) will be paid as the arbitrator shall determine. In any such arbitration, if the parties are unable to agree on a single arbitrator, then each party shall designate one arbitrator, and the two designated arbitrators shall agree to designate a third arbitrator who will hear the dispute. All such designated arbitrators shall each be attorneys. Judgment on the arbitration award may be entered in any court having jurisdiction over the subject matter of the controversy.

     [signature  on  next  page]

IN WITNESS WHEREOF, Patrick E. Delaney, as Chief Financial Officer of the Corporation, has executed this debenture to be effective as of the 29th day of October, 1997.


Charter Communications International, Inc., a Nevada corporation


By:  /s/ Patrick  E.  Delaney
     ---------------------------------------------
     Patrick  E.  Delaney,  Chief  Financial  Officer